                                                                 Exhibit (d)(ii)

                INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT

                               AMENDED SCHEDULE A

FUND                                                        FUND EFFECTIVE DATE
----                                                        -------------------
Schwab 1000 Fund                                            April 2, 1991

Schwab Short-Term Bond Market Fund
   (Formerly known as Schwab Short-Term
   Bond Market Index Fund; and
   Schwab Short/Intermediate
   Government Bond Fund)                                    November 4, 1991

Schwab California Long-Term                                 February 20, 1992
   Tax-Free Bond Fund

Schwab Long-Term Tax-Free                                   July 30, 1992
   Bond Fund

Schwab Total Bond Market Fund
   (Formerly known as Schwab Total Bond
   Market Index Fund; and Schwab
   Long-Term Government
   Bond Fund)                                               March 1, 1993

Schwab Short/Intermediate Tax-Free                          March 1, 1993
   Bond Fund

Schwab California Short/Intermediate                        March 1, 1993
   Tax-Free Bond Fund

Schwab YieldPlus Fund                                       July 21, 1999

Schwab GNMA Fund                                            January 27, 2003

                                       SCHWAB INVESTMENTS

                                       By:       _______________________________
                                       Name:     Stephen B. Ward
                                       Title:    Senior Vice President and Chief
                                                 Investment Officer

                                       CHARLES SCHWAB INVESTMENT
                                       MANAGEMENT, INC.

                                       By:       _______________________________
                                       Name:     Randall W. Merk
                                       Title:    President and Chief Executive
                                                 Officer

                               AMENDED SCHEDULE D

                              ADVISORY FEE SCHEDULE

FUND                                                         FUND EFFECTIVE DATE
----                                                         -------------------
SCHWAB 1000 FUND                                             APRIL 2, 1991

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB SHORT-TERM BOND MARKET FUND                           NOVEMBER 4, 1991

(Formerly known as Schwab Short-Term Bond Market
Index Fund; and Schwab Short/Intermediate Government
Bond Fund)

The annual fee, payable monthly, is 0.41% of the Fund's average daily net assets.

SCHWAB CALIFORNIA LONG-TERM TAX-FREE BOND FUND               FEBRUARY 20, 1992

The annual fee, payable monthly, is 0.41% of the Fund's average daily net assets.

SCHWAB LONG-TERM TAX-FREE BOND FUND                          JULY 30, 1992

The annual fee, payable monthly, is 0.41% of the Fund's average daily net assets.

SCHWAB SHORT/INTERMEDIATE TAX-FREE BOND FUND                 MARCH 1, 1993

The annual fee, payable monthly, is 0.41% of the Fund's average daily net assets.

SCHWAB TOTAL BOND MARKET FUND                                MARCH 1, 1993

(Formerly known as Schwab Total Bond Market Index
Fund; and Schwab Long-Term Government Bond Fund)

The annual fee, payable monthly, is 0.41% of the Fund's average daily net assets.

SCHWAB CALIFORNIA SHORT/INTERMEDIATE TAX-FREE BOND FUND      MARCH 1, 1993

The annual fee, payable monthly, is 0.41% of the Fund's average daily net assets.

SCHWAB YIELDPLUS FUND                                        JULY 21, 1999

The annual fee, payable monthly, is 0.35% of the Fund's average daily net assets not in excess of $500 million and 0.30% of such assets over $500 million.

SCHWAB GNMA FUND                                             JANUARY 27, 2003

The annual fee, payable monthly, is 0.30 of the Fund's average daily net assets.

                                       SCHWAB INVESTMENTS

                                       By:       _______________________________
                                       Name:     Stephen B. Ward
                                       Title:    Senior Vice President and Chief
                                                 Investment Officer

                                       CHARLES SCHWAB INVESTMENT
                                       MANAGEMENT, INC.

                                       By:       _______________________________
                                       Name:     Randall W. Merk
                                       Title:    President and Chief Executive
                                                 Officer